Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, NY	10286
(Address of principal executive offices)	(Zip code)

Cedar Fair, L.P.

(Exact name of obligor as specified in its charter)

Delaware	34-1560655
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

One Cedar Point Drive Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip code)

Canada’s Wonderland Company

(Exact name of obligor as specified in its charter)

Canada	98-0524175
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

One Cedar Point Drive Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip code)

Magnum Management Corporation

(Exact name of obligor as specified in its charter)

Ohio	34-6525545
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

One Cedar Point Drive Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip code)

SEE TABLE OF ADDITIONAL OBLIGORS

5.375% Senior Notes due 2024

Guarantees of 5.375% Senior Notes due 2024

(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGORS

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
Carowinds LLC	Delaware	06-1346301*	One Cedar Point Drive Sandusky, Ohio 44870-5259

Cedar Fair Southwest Inc.	Delaware	06-1346301	One Cedar Point Drive Sandusky, Ohio 44870-5259

Cedar Point Park LLC	Delaware	52-2068285*	One Cedar Point Drive Sandusky, Ohio 44870-5259

Dorney Park LLC	Delaware	52-2068285*	One Cedar Point Drive Sandusky, Ohio 44870-5259

Geauga Lake LLC	Delaware	34-6525545*	One Cedar Point Drive Sandusky, Ohio 44870-5259

Kings Dominion LLC	Delaware	06-1346301*	One Cedar Point Drive Sandusky, Ohio 44870-5259

Kings Island Company	Delaware	31-1088699	One Cedar Point Drive Sandusky, Ohio 44870-5259

Kings Island Park LLC	Delaware	31-1088699*	One Cedar Point Drive Sandusky, Ohio 44870-5259

Knott’s Berry Farm LLC	Delaware	52-2068285*	One Cedar Point Drive Sandusky, Ohio 44870-5259

Michigan’s Adventure, Inc.	Michigan	38-2173895	One Cedar Point Drive Sandusky, Ohio 44870-5259

Michigan’s Adventure Park LLC	Delaware	38-2173895*	One Cedar Point Drive Sandusky, Ohio 44870-5259

Millennium Operations LLC	Delaware	52-2068285	One Cedar Point Drive Sandusky, Ohio 44870-5259

Valleyfair LLC	Delaware	52-2068285*	One Cedar Point Drive Sandusky, Ohio 44870-5259

Wonderland Company Inc.	Delaware	13-3929556	One Cedar Point Drive Sandusky, Ohio 44870-5259

Worlds of Fun LLC	Delaware	52-2068285*	One Cedar Point Drive Sandusky, Ohio 44870-5259

*	Carowinds LLC, Cedar Point Park LLC, Dorney Park LLC, Geauga Lake LLC, Kings Dominion LLC, Kings Island Park LLC, Knott’s Berry Farm LLC, Michigan’s Adventure Park LLC, Valleyfair LLC and Worlds of Fun LLC are entities that are disregarded from their owners for U.S. federal income tax purposes. Therefore, we have listed the Employer Identification Number of such entities’ owners in the table above.

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, NY 10004-1417

Federal Reserve Bank of New York	33 Liberty Street New York, NY 10045

Federal Deposit Insurance Corporation	550 17th Street, N.W. Washington, D.C. 20429

3501 N. Fairfax Drive Arlington, VA 22226

The Clearing House Association, L.L.C.	450 West 33rd Street New York, NY 10001

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligors.

If any of the obligors is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because, to the best of The Bank of New York Mellon’s knowledge, the obligors are not in default on any securities issued under indentures under which The Bank of New York Mellon acts as trustee and the trustee is not a foreign trustee as provided under Item 15.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York and formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735.)

4.	A copy of the existing By-Laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-187736.)

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735.)

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 12th day of March, 2015.

THE BANK OF NEW YORK MELLON

By:	/s/ Arlene Thelwell

Arlene Thelwell
Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2014, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	6,317,000
Interest-bearing balances	105,168,000
Securities:
Held-to-maturity securities	20,186,000
Available-for-sale securities	95,176,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	70,000
Securities purchased under agreements to resell	10,534,000
Loans and lease financing receivables:
Loans and leases held for sale	21,000
Loans and leases, net of unearned income	35,904,000
LESS: Allowance for loan and lease losses	168,000
Loans and leases, net of unearned income and allowance	35,736,000
Trading assets	7,279,000
Premises and fixed assets (including capitalized leases)	1,043,000
Other real estate owned	3,000
Investments in unconsolidated subsidiaries and associated companies	556,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,405,000
Other intangible assets	1,152,000

Other assets	14,520,000

Total assets	304,166,000

LIABILITIES
Deposits:
In domestic offices	137,928,000
Noninterest-bearing	95,930,000
Interest-bearing	41,998,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	119,551,000
Noninterest-bearing	8,281,000
Interest-bearing	111,270,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	2,155,000
Securities sold under agreements to repurchase	3,490,000
Trading liabilities	6,798,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	5,925,000
Not applicable
Not applicable
Subordinated notes and debentures	765,000
Other liabilities	6,284,000

Total liabilities	282,896,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	10,061,000
Retained earnings	10,852,000
Accumulated other comprehensive income	-1,128,000
Other equity capital components	0
Total bank equity capital	20,920,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	21,270,000

Total liabilities and equity capital	304,166,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Catherine A. Rein Michael J. Kowalski	Directors